Exhibit 99.1

Contacts:
Brian W. Poff	Scott Brittain
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7308
Addus HomeCare Corporation	scott.brittain@cci-ir.com
(630) 296-3400
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD-QUARTER 2016 RESULTS

Net service revenues increase 22.7% year over year to $103.5 million

GAAP diluted EPS of $0.15

Adjusted diluted EPS of $0.39

Downers Grove, Illinois (November 7, 2016) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of personal care services provided in the home, today announced its financial results for the third quarter and nine months ended September 30, 2016.

Net service revenues grew 22.7% to $103.5 million for the third quarter from $84.3 million for the third quarter of 2015. Net income was $1.7 million for the third quarter of 2016 compared with $2.9 million for the third quarter last year. Net income per diluted share was $0.15 for the third quarter of 2016, down 42.3% from $0.26 for the third quarter of 2015, while adjusted net income per diluted share increased 34.5% to $0.39 from $0.29. Adjusted net income per diluted share for the third quarter of 2016 excludes restructure charges of $0.23, stock-based compensation expense of $0.03, and severance and other costs of $0.02 and includes normalization of effective tax rate expense of $0.04. For the third quarter last year, adjusted net income per diluted share excludes stock-based compensation expense of $0.03. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures.)

For the first nine months of 2016, net service revenues increased 17.8% to $297.0 million from $252.1 million for the first nine months of 2015. Net income was $4.5 million for the latest nine months compared with $8.3 million for the same prior-year period. Net income per diluted share for the first nine months of 2016 was $0.40, a decrease of 45.9% from $0.74 for the first nine months of 2015, while adjusted net income per diluted share increased 17.9% to $0.99 from $0.84.

Dirk Allison, President and Chief Executive Officer of Addus, remarked, “We are pleased to report an outstanding third quarter for Addus. We achieved substantial growth in revenues - including same store growth of 4.1% - and in adjusted EPS. We produced strong cash flow from operations and significantly strengthened our balance sheet, due both to our increased adjusted earnings and to the pay down of the past-due Illinois non-Medicaid accounts receivable.”

For the third quarter, revenue growth was driven by a 22.9% increase in billable hours per business day. Revenues per billable hour declined slightly for the quarter. While the majority of the growth in billable hours per day was attributable to the first-quarter acquisition of South Shore, same store revenues contributed meaningfully to revenue growth for the quarter.

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ADUS Reports Third-Quarter 2016 Results

November 7, 2016

The favorable impact of achieving targeted run-rate savings from process improvement and cost reduction initiatives benefitted third-quarter adjusted earnings per diluted share, as disclosed above, and is reflected in the 45.4% growth in adjusted EBITDA to $8.7 million. During the third quarter, Addus took the previously discussed write-off for the Contact Center, which accounted for approximately $1.8 million of the $3.7 million restructure charges for the quarter. In addition, the Company closed three underperforming adult day services locations during the third quarter, accounting for the remainder of the restructure charge.

Addus completed the third quarter of 2016 with $39.4 million in cash, $24.4 million of bank debt and $69.5 million of availability under its revolving credit facility. Net cash provided by operating activities was $49.3 million for the quarter and $31.0 million for the first nine months of 2016.

Mr. Allison concluded, “There are compelling dynamics supporting the long-term growth of the personal care industry, while increasing regulatory pressure and operating complexity increase consolidation pressures in this highly fragmented industry. We believe Addus is well positioned in this environment, due to our scale and financial strength. We are confident in our ability to deliver high quality, cost-effective care to our consumers. Through continued execution of proven organic growth and acquisition strategies, we expect to produce further profitable growth and increased shareholder value.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted EBITDA as net income before interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, November 8, 2016, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 86854992. A telephonic replay of the conference call will be available through midnight on November 15, 2016, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 86854992.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

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ADUS Reports Third-Quarter 2016 Results

November 7, 2016

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2016, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of comprehensive personal care services, which are provided in the home. Addus’ services provide assistance with activities of daily living and adult day care. Addus’ consumers are primarily persons who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. At September 30, 2016, Addus provided personal care services to approximately 34,000 consumers through 118 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Reports Third-Quarter 2016 Results

November 7, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net service revenues	$103,502	$84,331	$297,032	$252,055
Cost of service revenues	76,079	60,809	219,594	182,925

Gross profit	27,423	23,522	77,438	69,130
	26.5%	27.9%	26.1%	27.4%
General and administrative expenses	23,207	18,041	64,953	52,617
Depreciation and amortization	1,721	1,197	4,943	3,504

Total operating expenses	24,928	19,238	69,896	56,121

Operating income from continuing operations	2,495	4,284	7,542	13,009
Total interest expense, net	632	163	1,714	505
Other income	126	—	126	—

Income before income taxes	1,989	4,121	5,954	12,504
Income tax expense	290	1,234	1,498	4,202

Net income	$1,699	$2,887	$4,456	$8,302

Net income per diluted share:	$0.15	$0.26	$0.40	$0.74

Weighted average number of common shares outstanding:
Diluted	11,417	11,247	11,227	11,183

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$49,256	$(26,258)	$30,991	$8,786
Net cash (used in) investing activities	(457)	(555)	(21,617)	(5,712)
Net cash (used in) provided by financing activities	(17,593)	(334)	25,968	(1,560)

Net change in cash	31,206	(27,147)	35,342	1,514
Cash at the beginning of the period	8,240	42,024	4,104	13,363

Cash at the end of the period	$39,446	$14,877	$39,446	$14,877

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ADUS Reports Third-Quarter 2016 Results

November 7, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,
	2016	2015
Assets
Current assets
Cash	$39,446	$14,877
Accounts receivable, net	80,454	78,395
Prepaid expenses and other current assets	4,485	7,644
Deferred tax assets	8,640	8,508

Total current assets	133,025	109,424

Property and equipment, net	5,993	8,187

Other assets
Goodwill	73,851	65,962
Intangible assets, net	16,671	10,179
Investment in joint venture	900	900
Other assets	—	404

Total other assets	91,422	77,445

Total assets	$230,440	$195,056

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,268	$4,869
Accrued expenses	43,929	42,118
Current portion of long-term debt, net of debt issuance costs	2,244	1,100
Current portion of contingent earn-out obligation	—	1,250

Total current liabilities	50,441	49,337

Long-term debt, less current portion, net of debt issuance costs	22,723	2,162
Deferred tax liability	6,815	5,832

Total long-term liabilities	29,538	7,994

Total liabilities	79,979	57,331

Total stockholders’ equity	150,461	137,725

Total liabilities and stockholders’ equity	$230,440	$195,056

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ADUS Reports Third-Quarter 2016 Results

November 7, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
General:
Adjusted EBITDA (in thousands) (1)	$8,652	$5,950	$22,808	$18,233
States served at period end	—	—	24	21
Locations at period end	—	—	118	122
Employees at period end	—	—	22,140	19,642
Home & Community
Average billable census - same store (2)	33,041	32,407	32,786	32,808
Average billable census - acquisitions (3)	1,251	—	1,107	—
Average billable census total	34,292	32,407	33,893	32,808
Billable hours (in thousands)	5,972	4,860	17,154	14,626
Average billable hours per census per month	58.1	50.0	56.2	49.5
Billable hours per business day	90,490	73,635	87,522	75,004
Revenues per billable hour	$17.33	$17.35	$17.32	$17.23
Percentage of Revenues by Payor:
State, local and other governmental programs	70.8	78.1	72.0	77.8
Managed care organizations	25.8	18.1	24.4	18.2
Private duty	2.3	2.8	2.5	3.0
Commercial	1.1	1.0	1.1	1.0

(1)	We define Adjusted EBITDA as net income before interest expense, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Exited sites would have reduced same store census for the three months ended September 30, 2015 by 357.
(3)	The average billable census in acquisitions of 607 for the three months ended September 30, 2015 was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three months ended September 30, 2016 was prorated for the date of the acquisition.

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ADUS Reports Third-Quarter 2016 Results

November 7, 2016

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$1,699	$2,887	$4,456	$8,302
Interest expense, net	632	163	1,714	505
Other non-operating income	(126)	—	(126)	—
Income tax expense	290	1,234	1,498	4,202
Depreciation and amortization	1,721	1,197	4,943	3,504
M&A expenses	43	57	785	558
Stock-based compensation expense	445	412	1,264	1,162
Restructure charges	3,690	—	5,243	—
Severance and other costs	258	—	3,031	—

Adjusted EBITDA	$8,652	$5,950	$22,808	$18,233

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (2)
Net income per diluted share	$0.15	$0.26	$0.40	$0.74
M&A expenses per diluted share	—	—	0.05	0.03
Normalization of effective tax rate	(0.04)	—	(0.04)	—
Restructure charges per diluted share	0.23	—	0.32	—
Severance and other costs per diluted share	0.02	—	0.18	—
Stock-based compensation expense per diluted share	0.03	0.03	0.08	0.07

Adjusted net income diluted share	$0.39	$0.29	$0.99	$0.84

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (3)
Net service revenues	$103,502	$84,331	$297,032	$252,055
Revenues associated with the closure of certain sites	(225)	(396)	(721)	(7,410)

Adjusted net service revenues	$103,277	$83,935	$296,311	$244,645

(1)	We define Adjusted EBITDA as net income before interest expense, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure charges and severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, normalization of the effective tax rate, stock-based compensation expense, restructure charges and severance and other costs. Adjusted net income per diluted share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(3)	We define Adjusted net service revenues as net service revenues adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net service revenues or any other measure of financial performance calculated in accordance with GAAP.

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